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                                                           Exhibit 99.B.23(e)(1)

                             UNDERWRITING AGREEMENT

         This Agreement, dated as of January 1, 2002 ("Effective Date") is made by and between McM Funds, a Delaware business trust (the "Fund") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and NYLIFE Distributors Inc. (the "Distributor"), a Delaware corporation (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Fund is authorized to issue separate series of shares representing beneficial interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "A" attached hereto, and which Schedule "A" may be amended from time to time by mutual agreement among the Parties; and

         WHEREAS, The Distributor is a broker-dealer registered with the U.S. Securities and Exchange Commission (the "SEC") and a member in good standing of the National Association of Securities Dealers Regulation, Inc. (the "NASDR"); and

         WHEREAS, the Parties are desirous of entering into an agreement providing for the distribution by the Distributor of the shares of the Fund (the "Shares").

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.       Appointment
         -----------

         The Fund hereby appoints the Distributor as its principal agent for the distribution of the Shares, and the Distributor hereby accepts such appointment under the terms of this Agreement. The Fund agrees that it will not sell any Shares to any person except to fill orders for the Shares received through the Distributor, provided, however, that the foregoing exclusive right shall not apply to: (a) Shares issued or sold in connection with the merger or consolidation of any other investment company with the Fund or the acquisition by purchase of otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Fund; (b) Shares which may be offered by the Fund to its stockholders for reinvestment of cash distributed from capital gains or net investment income of the Fund; or (c) Shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Fund's Prospectus. Notwithstanding any other provision hereof, the Fund may terminate, suspend, or withdraw the offering of the Shares whenever, in its sole discretion, it deems such action to be desirable.

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2.       Sale and Repurchase of Shares
         -----------------------------

         (a) The Distributor is hereby granted the right, as agent for the Fund, to sell Shares to the public against orders received at the public offering price as defined in the Fund's Prospectus and Statement of Additional Information.

         (b) The Distributor will also have the right to take, as agent for the Fund, all actions which, in the Distributor' judgment, and subject to the Fund's reasonable approval, are necessary to carry into effect the distribution of the Shares.

         (c) The Distributor will act as agent for the Fund in connection with the repurchase of Shares by the Fund upon the terms set forth in the Fund's Prospectus and Statement of Additional Information.

         (d) The net asset value of the Shares shall be determined in the manner provided in the then current Prospectus and Statement of Additional Information relating to the Shares, and when determined shall be applicable to all transactions as provided in the Prospectus. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. The Distributor shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

         (e) On every sale, the Distributor shall promptly pay to the Fund the applicable net asset value of the Shares.

         (f) Upon receipt of purchase instructions, the Distributor will transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased.

         (g) Nothing in this Agreement shall prevent the Distributor or any affiliated person (as defined in the Act) of the Distributor from acting as underwriter for any other person, firm or corporation (including other investment companies), or in any way limit or restrict the Distributor or such affiliated person from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided, however, that the Distributor expressly agrees that it will not for its own account purchase any Shares of the Fund except for investment purposes, and that it will not for its own account dispose of any such Shares except by redemption of such Shares with the Fund, and that it will not undertake in any activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

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3.       Rules of Sale of Shares
         -----------------------

         The Distributor does not agree to sell any specific number of Shares and serves only in the capacity of Statutory Underwriter. The Fund reserves the right to terminate, suspend or withdraw the sale of its Shares for any reason deemed adequate by it, and the Fund reserves the right to refuse at any time or times to sell any of its Shares to any person for any reason deemed adequate by it.

4.       Rules of NASDR, etc.
         --------------------

         (a) The Distributor will conform to the Conduct Rules of the NASDR and the securities laws of any jurisdiction in which it directly or indirectly sells any Shares.

         (b) The Distributor will require each dealer with whom the Distributor has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and the Distributor shall not cause the Fund to withhold the placing of purchase orders so as to make a profit thereby.

         (c) The Fund agrees to furnish the Distributor sufficient copies of any and all: agreements, plans, communications with the public or other materials which the Fund intends to use in connection with any sales of Shares, in adequate time for the Distributor to file and clear such materials with the proper authorities before they are put in use. The Distributor and the Fund may agree that any such material does not need to be filed subsequent to distribution. In addition, the Fund agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by the Distributor.

         (d) the Distributor, at its own expense, will qualify as a dealer or broker, or otherwise, under all applicable state or federal laws required in order that the Shares may be sold in such states as may be mutually agreed upon by the Parties.

         (e) The Distributor shall remain registered with the SEC and a member of the NASDR for the term of this Agreement.

         (f) The Distributor shall not, in connection with any sale or solicitation of a sale of the Shares, make or authorize any representative, service organization, broker or dealer to make any representations concerning the Shares, except those contained in the Prospectus or Statement of Additional Information offering the Shares and in communications with the public or sales materials approved by the Distributor as information supplemental to such Prospectus. Copies of the Prospectus and Statement of Additional Information will be supplied by the Fund to the Distributor in reasonable quantities upon request.

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         (g)      The Distributor shall only be authorized to make
                  representations in respect of the Fund consistent with the then current Prospectus, Statement of Additional Information, and other written information provided by the Fund or its agents to be used explicitly with respect to the sale of Shares.

5.       Records to be Supplied by the Fund
         ----------------------------------

         The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the underwriting of the Shares including, but not limited to, one certified copy of all financial statements prepared for the Fund by its independent public accountants.

6.       Expenses and Compensation
         -------------------------

         (a)      The Fund will bear the following expenses:

                  (i) preparation, setting in type, and printing of sufficient copies of the Prospectus and Statement of Additional Information for distribution to shareholders, and the cost of distribution of same to the shareholders;

                  (ii) preparation, printing and distribution of reports and other communications to shareholders;

                  (iii) registration of the Shares under the federal securities laws;

                  (iv) qualification of the Shares for sale in the jurisdictions;

                  (v) maintaining facilities for the issue and transfer of the Shares;

                  (vi) supplying information, prices and other data to be furnished by the Fund under this Agreement; and

                  (vii) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor.

         (b) The Distributor agrees to pay all of its own expenses in performing its obligations hereunder, except those expenses described in paragraph (c) of this Section 6.

                                      -4-
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         (c)      With respect to those Series listed on Schedule B, as amended from time to time, Class Z shares of the Trust reimburse the Distributor, the Trust's investment adviser, and others pursuant to the Rule 12b-1 Distribution Plan for Class Z shares (the "Plan"), which has been adopted by the Trust pursuant to Rule 12b-1 under the Act, for all expenses incurred by such parties in the promotion and distribution of the Class Z shares of the Trust, including but not limited to, the printing of prospectuses and reports used for sales purposes, expenses of preparation of sales literature and related expenses, advertisements, and other distribution-related expenses, as well as any distribution fees paid to securities dealers or others who have executed a selling agreement with the Trust on behalf of Class Z shares or the Distributor.

                  The amounts paid by those Series listed on Schedule B under the Plan are paid to the Distributor for its services and expenses as the principal distributor of the Class Z shares and shall be used by the Distributor to furnish, or cause or encourage others to furnish, services and incentives in connection with the promotion, offering and sale of Class Z shares, and where suitable and appropriate, the retention of Class Z shares by shareholders.


7.       Term
         ----

         (a) This Agreement shall remain in effect for one (1) year from the Effective Date. This Agreement shall continue thereafter for periods not exceeding one (1) year, if approved at least annually (i) by a vote of a majority of the outstanding voting securities of each Series, or (ii) by a vote of a majority of the Board of Trustees of the Fund who are not parties to this Agreement (other than as Board of Trustees of the Fund) or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

         (b) This Agreement (i) may be terminated at any time without the payment of any penalty, either by a vote of the Trustees of the Fund or by a vote of a majority of the outstanding voting securities of each Series with respect to such Series, on sixty (60) days' written notice to the Distributor; and (ii) may be terminated by the Distributor on sixty (60) days' written notice to the Fund with respect to any Series.

         (c) This Agreement shall automatically terminate in the event of its assignment, as defined in the Act.

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8.        Indemnification

                  The Fund agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Fund for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or Trustee of the Fund or who controls the Fund within the meaning of Section 15 of the 1933 Act, shall not inure to the benefit of such officer, Trustee or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Fund or to its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Fund's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Fund's being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Fund at its principal business office. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Fund or any of its officers or Trustees in connection with the issue and sale of the Shares of any Series.

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                  The Distributor agrees to indemnify, defend and hold the Fund, its officers and Trustees and any person who controls the Fund, if any, within the meaning of Section 15 of the 1933
                  Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its Trustees or officers or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its Trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Fund, its Trustees and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Fund, its officers or Trustees or any such controlling person, such notification being given to the Distributor at its principal business office.

9.       Amendments
         ----------

         No provision of this Agreement may be amended or modified in any manner whatsoever, except by a written agreement properly authorized and executed by the Parties.

10.      Section Headings
         ----------------

         Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

11.      Reports
         -------

         The Distributor shall prepare reports for the Board of the Fund, on a quarterly basis, showing such information as, from time to time, shall be reasonably requested by the Board.

12.      Severability
         ------------

         If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic agreement is not thereby substantially impaired.

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13.      Governing Law
         -------------

         This Agreement shall be governed by the laws of the State of California and the exclusive venue of any action arising under this Agreement shall be the City of San Francisco, State of California.

14.      Authority to Execute
         --------------------

         The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized; and, when duly executed, this Agreement will constitute a valid and legally binding and enforceable obligation of each Party.



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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their duly authorized officer, of the day and year first above written.

NYLIFE Distributors Inc.




/s/ Brian A. Lee
-----------------
By:  Brian A. Lee
Title:  President


MCM FUNDS



/s/ Deane A. Nelson
--------------------
By:  Deane A. Nelson
Title:Vice President





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                                   SCHEDULE A


                            IDENTIFICATION OF SERIES

Below are listed the Series and Classes of Shares to which services under this Agreement are to be performed as of the Effective Date of this Agreement:

                             Equity Investment Fund
                                  Balanced Fund
                         Intermediate Fixed Income Fund
                                Fixed Income Fund
                           Principal Preservation Fund



This Schedule "A" may be amended from time to time by agreement of the Parties.



                                   SCHEDULE B


                SERIES THAT HAVE ADOPTED CLASS Z RULE 12b-1 PLANS


McM Intermediate Fixed Income Fund
McM Fixed Income Fund
McM Balanced Fund
McM Equity Investment Fund











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